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                                                                  EXHIBIT 23.9


                         [Letterhead of Bear Stearns]


                     CONSENT OF BEAR, STEARNS & CO. INC.




     We hereby consent to the inclusion in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Lockheed Martin of our opinion attached as Appendix III thereto and the reference to such opinion and to our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission issued thereunder.




                                  BEAR, STEARNS & CO. INC.




                                  By: /s/ DENNIS A. BOVIN
                                     ---------------------------
                                     Managing Director


Dated:  February 9, 1995